Exhibit 10

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Allstate Life of New York Separate Account A of Allstate Life Insurance Company of New York on Form N-4 of our report dated February 4, 2004 relating to the financial statements and the related financial statement schedules of Allstate Life Insurance Company of New York, and our reports dated March 31, 2004 relating to the financial statements of Allstate Life of New York Separate Account A, Allstate Life of New York Variable Annuity Account, and Allstate Life of New York Variable Annuity Account II, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of Allstate Life of New York Separate Account A), which is part of such Registration Statement, and to the references to us under the heading "Experts" in such Statement of Additional Information.



/s/ Deloitte & Touche LLP

Chicago, Illinois

April 19, 2004